CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the post-effective amendment to the Registration Statement dated March 1, 2006 on Form N-1A of Total Return U.S. Treasury Fund, Inc., Managed Municipal Fund, Inc., North American Government Bond Fund, Inc., and ISI Strategy Fund, Inc. Such references are included in the Statements of Additional Information under "Independent Registered Public Accounting Firm".


                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP


                                                BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 28, 2006